Exhibit 99.1

News Release

ASH-Form8K Earn Rel 02_01_2022

Ashland reports financial results1 for first quarter of fiscal year 2022 consistent with previous update

•
Sales of $512 million, up nine percent from the prior-year quarter
•
Net income (including discontinued operations) of $48 million, or $0.83 per diluted share
•
Income from continuing operations of $32 million, or $0.55 per diluted share
•
Adjusted income from continuing operations excluding intangibles amortization expense of $51 million, or $0.88 per diluted share
•
Adjusted EBITDA of $106 million
•
Cash flows provided by operating activities of $14 million; ongoing free cash flow2 of $26 million

WILMINGTON, Del., February 1, 2022 – Ashland Global Holdings Inc. (NYSE: ASH) today announced financial results1 for the first quarter of fiscal year 2022, which ended December 31, 2021. The global additives and specialty ingredients company serves customers in a wide range of consumer and industrial markets.

Sales were $512 million, up nine percent compared to the prior-year period. Strong demand continued across the company’s core, global end markets, despite global logistics challenges limiting the company’s ability to meet all customer demand. Enhanced pricing across all segments and the addition of the Schülke & Mayr acquisition were strong contributors to the year-over-year sales growth. Approximately $20 million of confirmed orders were delayed from late December into January because of logistics challenges. Foreign currency negatively impacted sales by one percent.

Net income was $48 million compared to $56 million in the prior-year quarter. Income from continuing operations was $32 million compared to $43 million in the prior-year quarter, or $0.55 per diluted share compared to $0.70 in the prior-year quarter. Adjusted income from continuing operations excluding intangibles amortization expense was $51 million compared to $43 million in the prior-year quarter, or $0.88 per diluted share, up from $0.69 in the prior-year quarter. Adjusted EBITDA was $106 million, up from $101 million in the prior-year quarter.

Cash flows provided by operating activities totaled $14 million compared to $81 million in the prior-year quarter. Ongoing free cash flow2 totaled $26 million compared to $74 million in the prior-year quarter primarily due to an increase in working capital reflecting higher raw-material costs and rebuilding inventory in key locations close to customers.

“As we indicated in our earnings update on January 18, we are encouraged by the strong demand in each of our segments and the disciplined pricing actions being demonstrated by our commercial teams,” said Guillermo Novo, chair and chief executive officer, Ashland. “The Ashland team is executing well across the board. All businesses have taken significant pricing actions to offset widespread cost inflation. Supporting our innovation-driven growth strategy, this quarter we launched eleven new products, an increase of more than 20 percent compared to the prior-year quarter. The combined impact of the delayed orders, continued cost-inflation escalation and the temporary government-mandated shutdown of our facility in Nanjing, China resulted in earnings for the quarter that were below our original expectations.”

Reportable Segment Performance

To aid in the understanding of Ashland’s ongoing business performance, the results of Ashland’s reportable segments are described below on an adjusted basis. In addition, EBITDA and adjusted EBITDA are reconciled to operating income in Table 4. Free cash flow, ongoing free cash flow and adjusted operating income are reconciled in Table 6 and adjusted income from continuing operations, adjusted diluted earnings per share and adjusted diluted earnings per share excluding intangible amortization expense are reconciled in Table 7 of this news release. These adjusted results are considered non-GAAP financial measures. For a full description of the non-GAAP financial measures used, see the “Use of Non-GAAP Measures” section that further describes these adjustments below.

Life Sciences

Sales were $170 million, consistent with the prior-year quarter, as strong demand and enhanced pricing was offset by delayed shipments of confirmed orders at the end of the quarter. Foreign currency negatively impacted sales by one percent.

Adjusted operating income was $21 million, compared to $29 million in the prior-year quarter. Adjusted EBITDA was $36 million, down from $45 million in the prior-year quarter, primarily reflecting overall cost inflation in raw-materials (notably higher BDO transfer pricing), freight and energy, partially offset by enhanced pricing and favorable mix.

Personal Care

Sales were $147 million, up 17 percent from the prior-year quarter. The Schülke & Mayr acquisition, which closed in April 2021, contributed positively to sales growth in the quarter. Improved demand and enhanced pricing also led to sales growth across core personal-care end markets. This core growth was partially offset by the continued exit from low-margin product lines. Sales excluding the Schülke & Mayr acquisition and exited low-margin product lines were up eight percent. Foreign currency negatively impacted sales by one percent.

Adjusted operating income was $15 million, consistent with the prior-year quarter. Adjusted EBITDA was $36 million, up six percent from the prior-year quarter, as sales growth was partially offset by overall cost inflation in raw materials (notably higher BDO transfer pricing), freight and energy.

Specialty Additives

Sales were $156 million, up six percent from the prior-year quarter, primarily reflecting strong demand and enhanced pricing across all end markets. Foreign currency negatively impacted sales by one percent.

Adjusted operating income was $17 million, compared to $11 million in the prior-year quarter. Adjusted EBITDA was $38 million, up nineteen percent from the prior-year quarter, as strong sales growth and lower selling, general and administrative and R&D (SARD) expenses were partially offset by overall cost inflation in raw materials, freight and energy.

Intermediates

Sales were $53 million, up 61 percent from the prior year quarter, driven by significantly higher pricing across all product lines. Captive internal product sales were $14 million, an increase of 75 percent, driven by higher pricing. Captive internal sales are recognized at market-based pricing. Merchant sales were $39 million, an increase of 56 percent, driven by higher pricing across all product lines.

Adjusted operating income was $16 million, up from $2 million in the prior-year quarter. Adjusted EBITDA was $19 million, up from $5 million in the prior-year quarter, reflecting the higher pricing and improved mix and partially offset by overall cost inflation.

Unallocated & Other

Unallocated and Other expense was $27 million, compared to $31 million in the prior-year quarter which included $12 million of restructuring costs. Adjusted Unallocated and Other expense was $23 million, compared to $15 million in the prior-year quarter.

Financial Outlook

For fiscal year 2022, the company continues to expect sales in the range of $2.25 billion to $2.35 billion and adjusted EBITDA in the range of $550 million to $570 million. Our most recent forecast projects full year Adjusted EBITDA below the midpoint of the range.

“We expect underlying demand to remain strong and for our pricing actions to cover currently-forecasted inflation,” continued Novo. “We also expect current shipping challenges to persist over the coming quarters. We are ready to take further action to recover any additional cost inflation and will continue to proactively build inventories in key regions to mitigate the supply-chain and shipping challenges. Given the demonstrated resilience of our portfolio against a backdrop of unprecedented market and industry conditions, we do not expect significant changes to our demand. The major potential headwinds to our outlook are driven by external risks that are outside of our control and which could result in increased costs and additional supply-chain constraints. As we did in the early phase of the COVID-19 pandemic, we will stay focused on the things we can control. We will plan for and build further resilience to react quickly to events that we do not control and cannot forecast. I look forward to discussing our results and outlook in more detail on the earning call and webcast tomorrow morning.”

Conference Call Webcast

Ashland will host a live webcast of its first-quarter conference call with securities analysts at 9:00 a.m. ET on Wednesday, February 2, 2022. The webcast will be accessible through Ashland’s website at http://investor.ashland.com and will include a slide presentation. Following the live event, an archived version of the webcast and supporting materials will be available for 12 months on http://investor.ashland.com.

Use of Non-GAAP Measures

Ashland believes that by removing the impact of depreciation and amortization and excluding certain non-cash charges, amounts spent on interest and taxes and certain other charges that are highly variable from year to year, EBITDA, adjusted EBITDA, EBITDA margin and adjusted EBITDA margin provide Ashland’s investors with performance measures that reflect the impact to operations from trends in changes in sales, margin and operating expenses, providing a perspective not immediately apparent from net income, operating income, net income margin and operating income margin. The adjustments Ashland makes to derive the non-GAAP measures of EBITDA, adjusted EBITDA, EBITDA margin and adjusted EBITDA margin exclude items which may cause short-term fluctuations in net income and operating income and which Ashland does not consider to be the fundamental attributes or primary drivers of its business. EBITDA, adjusted EBITDA, EBITDA margin and adjusted EBITDA margin provide disclosure on the same basis as that used by Ashland’s management to evaluate financial performance on a consolidated and reportable segment basis and provide consistency in our financial reporting, facilitate internal and external comparisons of Ashland’s historical operating performance and its business units and provide continuity to investors for comparability purposes. EBITDA margin and adjusted EBITDA margin are defined as EBITDA and adjusted EBITDA divided by sales for the corresponding period.

Key items, which are set forth on Table 7 of this release, are defined as financial effects from significant transactions that, either by their nature or amount, have caused short-term fluctuations in net income and/or operating income which Ashland does not consider to reflect Ashland’s underlying business performance and trends most accurately. Further, Ashland believes that providing supplemental information that excludes the financial effects of these items in the financial results will enhance the investor’s ability to compare financial performance between reporting periods.

Tax-specific key items, which are set forth on Table 7 of this release, are defined as financial transactions, tax law changes or other matters that fall within the definition of key items as described above. These items relate solely to tax matters and would only be recorded within the income tax caption of the Statement of Consolidated Income. As with all key items, due to their nature, Ashland does not consider the financial effects of these tax-specific key items on net income to be the most accurate reflection of Ashland’s underlying business performance and trends.

The free cash flow metrics enable Ashland to provide a better indication of the ongoing cash being generated that is ultimately available for both debt and equity holders as well as other investment opportunities. Unlike cash flow provided by operating activities, free cash flow and ongoing free cash flow include the impact of capital expenditures from continuing operations and other significant items impacting free cash flow, providing a more complete picture of current and future cash generation. Free cash flow has certain limitations, including that it does not reflect adjustment for certain non-discretionary cash flows such as mandatory debt repayments. The amount of mandatory versus discretionary expenditures can vary significantly between periods.

Adjusted diluted earnings per share is a performance measure used by Ashland and is defined by Ashland as earnings (loss) from continuing operations, adjusted for identified key items and divided by the number of outstanding diluted shares of common stock. Ashland believes this measure provides investors additional insights into operational performance by providing earnings and diluted earnings per share metrics that exclude the effect of the identified key items and tax specific key items.

Adjusted diluted earnings per share, excluding intangibles amortization expense metric enables Ashland to demonstrate the impact of non-cash intangibles amortization expense on earnings per share, in addition to key items previously mentioned. Ashland’s management believes this presentation is helpful to illustrate how previous acquisitions impact applicable period results.

About Ashland

Ashland Global Holdings Inc. (NYSE: ASH) is a premier additives and specialty ingredients company with a conscious and proactive mindset for sustainability. The company serves customers in a wide range of consumer and industrial markets, including architectural coatings, automotive, construction, energy, food and beverage, nutraceuticals, personal care and pharmaceutical. Approximately 3,800* passionate, tenacious solvers – from renowned scientists and research chemists to talented engineers and plant operators – thrive on developing practical, innovative and elegant solutions to complex problems for customers in more than 100 countries. Visit ashland.com and Ashland | Sustainability Overview to learn more.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Ashland has identified some of these forward-looking statements with words such as “anticipates,” “believes,” “expects,” “estimates,” “is likely,” “predicts,” “projects,” “forecasts,” “objectives,” “may,” “will,” “should,” “plans” and “intends” and the negative of these words or other comparable terminology. Ashland may from time to time make forward-looking statements in its annual reports, quarterly reports and other filings with the U.S. Securities and Exchange Commission (SEC), news releases and other written and oral communications. These forward-looking statements are based on Ashland’s expectations and assumptions, as of the date such statements are made, regarding Ashland’s future operating performance, financial condition, and expected effects of the COVID-19 pandemic on Ashland’s business, as well as the economy and other future events or circumstances. These statements include but may not be limited to Ashland’s expectations regarding its ability to drive sales and earnings growth and realize further cost reductions.

Ashland’s expectations and assumptions include, without limitation, internal forecasts and analyses of current and future market conditions and trends, management plans and strategies, operating efficiencies and economic conditions (such as prices, supply and demand, cost of raw materials, and the ability to recover raw-material cost increases through price increases), and risks and uncertainties associated with the following: the impact of acquisitions and/or divestitures Ashland has made or may make (including the possibility that Ashland may not realize the anticipated benefits from such transactions); Ashland’s substantial indebtedness (including the possibility that such indebtedness and related restrictive covenants may adversely affect Ashland’s future cash flows, results of operations, financial condition and its ability to repay debt); severe weather, natural disasters, public-health crises (including the current COVID-19 pandemic), cyber events and legal proceedings and claims (including product recalls, environmental and asbestos matters); the effects of the COVID-19 pandemic on the geographies in which we operate, the end markets we serve and on our supply chain and customers, and without limitation, risks and uncertainties affecting Ashland that are described in Ashland’s most recent Form 10-K (including Item 1A Risk Factors) filed with the SEC, which is available on Ashland’s website at http://investor.ashland.com or on the SEC’s website at http://www.sec.gov. Various risks and uncertainties may cause actual results to differ materially from those stated, projected or implied by any forward-looking statements. The extent and duration of the COVID-19 pandemic on our business and operations is uncertain. Factors that will influence the impact on our business and operations include the duration and extent of the pandemic, the extent of imposed or recommended containment and mitigation measures, and the general economic consequences of the pandemic. Ashland believes its expectations and assumptions are reasonable, but there can be no assurance that the expectations reflected herein will be achieved. Unless legally required, Ashland undertakes no obligation to update any forward-looking statements made in this news release whether as a result of new information, future events or otherwise.

1Financial results are preliminary until Ashland’s Form 10-Q is filed with the U.S. Securities and Exchange Commission.

2The ongoing free cash flow metric excludes the impact of inflows and outflows from U.S. Accounts Receivable Sales Program and payments related to restructuring and environmental and litigation-related matters in both the current-year and prior-year periods.

*Reflects employee base following the planned sale in 2022 of the Performance Adhesives business.

™ Trademark, Ashland or its subsidiaries, registered in various countries.

FOR FURTHER INFORMATION:

Investor Relations:	Media Relations:
Seth A. Mrozek	Carolmarie C. Brown
+1 (302) 594-5010	+1 (302) 995-3158
samrozek@ashland.com	ccbrown@ashland.com

Ashland Global Holdings Inc. and Consolidated Subsidiaries STATEMENTS OF CONSOLIDATED INCOME (LOSS) (In millions except per share data - preliminary and unaudited)	Table 1

	Three months ended
	December 31,
	2021	2020

Sales	$512	$468
Cost of sales	351	321
GROSS PROFIT	161	147
Selling, general and administrative expense	82	101
Research and development expense	13	13
Intangibles amortization expense	24	21
Equity and other income	-	5
OPERATING INCOME	42	17
Net interest and other expense (income)	5	(7)
Net income on acquisitions and divestitures	-	14
INCOME FROM CONTINUING OPERATIONS
BEFORE INCOME TAXES	37	38
Income tax expense (benefit)	5	(5)
INCOME FROM CONTINUING OPERATIONS	32	43
Income from discontinued operations (net of income taxes)	16	13
NET INCOME	$48	$56

DILUTED EARNINGS PER SHARE
Income from continuing operations	$0.55	$0.70
Income from discontinued operations	0.28	0.22
Net income	$0.83	$0.92

AVERAGE DILUTED COMMON SHARES OUTSTANDING	58	61

SALES
Life Sciences	170	170
Personal Care	147	126
Specialty Additives	156	147
Intermediates	53	33
Intersegment Sales	(14)	(8)
	$512	$468

OPERATING INCOME
Life Sciences	21	29
Personal Care	15	15
Specialty Additives	17	2
Intermediates	16	2
Unallocated and other	(27)	(31)
	$42	$17

Ashland Global Holdings Inc. and Consolidated Subsidiaries CONDENSED CONSOLIDATED BALANCE SHEETS (In millions - preliminary and unaudited)	Table 2

	December 31	September 30
	2021	2021
ASSETS
Current assets
Cash and cash equivalents	$194	$210
Accounts receivable	340	369
Inventories	530	473
Other assets	66	68
Current assets held for sale	604	597
Total current assets	1,734	1,717

Noncurrent assets
Property, plant and equipment
Cost	3,070	3,066
Accumulated depreciation	1,669	1,639
Net property, plant and equipment	1,401	1,427

Goodwill	1,411	1,430
Intangibles	1,068	1,099
Operating lease assets, net	117	124
Restricted investments	390	384
Asbestos insurance receivable	132	134
Deferred income taxes	30	30
Other assets	266	267
Total noncurrent assets	4,815	4,895

Total assets	$6,549	$6,612

LIABILITIES AND EQUITY
Current liabilities
Short-term debt	$376	$365
Current portion of long-term debt	13	9
Trade and other payables	236	236
Accrued expenses and other liabilities	214	251
Current operating lease obligations	22	23
Current liabilities held for sale	47	50
Total current liabilities	908	934

Noncurrent liabilities
Long-term debt	1,580	1,596
Asbestos litigation reserve	472	490
Deferred income taxes	238	237
Employee benefit obligations	145	144
Operating lease obligations	104	110
Other liabilities	339	349
Total noncurrent liabilities	2,878	2,926

Stockholders' equity	2,763	2,752

Total liabilities and stockholders' equity	$6,549	$6,612

Ashland Global Holdings Inc. and Consolidated Subsidiaries STATEMENTS OF CONSOLIDATED CASH FLOWS (In millions - preliminary and unaudited)	Table 3

	Three months ended
	December 31
	2021	2020
CASH FLOWS PROVIDED (USED) BY OPERATING ACTIVITIES FROM CONTINUING OPERATIONS
Net income	$48	$56
Income from discontinued operations (net of taxes)	(16)	(13)
Adjustments to reconcile income from continuing operations to cash flows from operating activities
Depreciation and amortization	60	59
Original issue discount and debt issuance cost amortization	1	1
Deferred income taxes	3	(5)
Gain from sales of property and equipment	-	(4)
Stock based compensation expense	4	4
(Income) loss from restricted investments	(13)	(23)
Income on acquisitions and divestitures	-	(14)
Impairments	-	9
Pension contributions	(1)	(2)
Change in operating assets and liabilities (a)	(72)	13
Total cash flows provided by operating activities from continuing operations	14	81
CASH FLOWS PROVIDED (USED) BY INVESTING ACTIVITIES FROM CONTINUING OPERATIONS
Additions to property, plant and equipment	(15)	(30)
Proceeds from disposal of property, plant and equipment	1	5
Proceeds from sale or restructuring of operations	-	14
Net purchase of funds restricted for specific transactions	-	(1)
Reimbursements from restricted investments	7	8
Proceeds from sale of securities	4	42
Purchases of securities	(4)	(42)
Total cash flows used by investing activities from continuing operations	(7)	(4)
CASH FLOWS PROVIDED (USED) BY FINANCING ACTIVITIES FROM CONTINUING OPERATIONS
Proceeds from (repayment of) short-term debt	11	(187)
Cash dividends paid	(17)	(17)
Stock based compensation employee withholding taxes paid in cash	(5)	(3)
Total cash flows used by financing activities from continuing operations	(11)	(207)
CASH USED BY CONTINUING OPERATIONS	(4)	(130)
Cash provided (used) by discontinued operations
Operating cash flows	(8)	11
Investing cash flows	(1)	(3)
Effect of currency exchange rate changes on cash and cash equivalents	(3)	3
DECREASE IN CASH AND CASH EQUIVALENTS	(16)	(119)
CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD	210	454
CASH AND CASH EQUIVALENTS - END OF PERIOD	$194	$335

DEPRECIATION AND AMORTIZATION
Life Sciences	15	16
Personal Care	21	19
Specialty Additives	21	21
Intermediates	3	3
	$60	$59
(a)
Excludes changes resulting from operations acquired or sold.

Ashland Global Holdings Inc. and Consolidated Subsidiaries RECONCILIATION OF NON-GAAP DATA - ADJUSTED EBITDA (In millions - preliminary and unaudited)	Table 4

	Three months ended
	December 31
Adjusted EBITDA - Ashland Global Holdings Inc.	2021	2020
Net income	$48	$56
Income tax expense (benefit)	5	(5)
Net interest and other expense (income)	5	(7)
Depreciation and amortization	60	59
EBITDA	118	103
Income from discontinued operations (net of taxes)	(16)	(13)
Net gain on acquisitions and divestitures key items (see Table 5)	-	(14)
Operating key items (see Table 5)	4	25
Adjusted EBITDA	$106	$101

Adjusted EBITDA - Life Sciences
Operating income	$21	$29
Add:
Depreciation and amortization	15	16
Adjusted EBITDA	$36	$45

Adjusted EBITDA - Personal Care
Operating income	$15	$15
Add:
Depreciation and amortization	21	19
Adjusted EBITDA	$36	$34

Adjusted EBITDA - Specialty Additives
Operating income	$17	$2
Add:
Depreciation and amortization	21	21
Operating key items (see Table 5)	-	9
Adjusted EBITDA	$38	$32

Adjusted EBITDA - Intermediates
Operating income (loss)	$16	$2
Add:
Depreciation and amortization	3	3
Adjusted EBITDA	$19	$5

Ashland Global Holdings Inc. and Consolidated Subsidiaries SEGMENT COMPONENTS OF KEY ITEMS FOR APPLICABLE INCOME STATEMENT CAPTIONS (In millions - preliminary and unaudited)	Table 5

	Three Months Ended December 31, 2021
	Life Sciences	Personal Care	Specialty Additives	Intermediates	Unallocated & Other	Total
OPERATING INCOME (LOSS)
Operating key items:
Environmental reserve adjustments	$-	$-	$-	$-	$(3)	$(3)
Restructuring, separation and other costs	-	-	-	-	(1)	(1)
All other operating income (loss)	21	15	17	16	(23)	46
Operating income (loss)	21	15	17	16	(27)	42

NET INTEREST AND OTHER EXPENSE (INCOME)
Key items					(4)	(4)
All other net interest and other expense					9	9
					5	5

INCOME TAX EXPENSE
All other income tax expense					5	5
					5	5
INCOME (LOSS) FROM CONTINUING OPERATIONS	$21	$15	$17	$16	$(37)	$32

	Three Months Ended December 31, 2020
	Life Sciences	Personal Care	Specialty Additives	Intermediates	Unallocated & Other	Total
OPERATING INCOME (LOSS)
Operating key items:
Restructuring, separation and other costs	$-	$-	$-	$-	$(12)	$(12)
Environmental reserve adjustments	-	-	-	-	(4)	(4)
Capital project impairment	-	-	(9)	-	-	(9)
All other operating income (loss)	29	15	11	2	(15)	42
Operating income (loss)	29	15	2	2	(31)	17

NET INTEREST AND OTHER EXPENSE (INCOME)
Key items					(18)	(18)
All other net interest and other expense					11	11
					(7)	(7)

NET INCOME ON DIVESTITURES
Key items					14	14

INCOME TAX EXPENSE (BENEFIT)
Tax effect of key items (a)					3	3
Tax specific key items (b)					(13)	(13)
All other income tax expense (benefit)					5	5
					(5)	(5)
INCOME (LOSS) FROM CONTINUING OPERATIONS	$29	$15	$2	$2	$(5)	$43

(a)
Represents the tax effect of the key items that are previously identified above.
(b)
Represents key items resulting from tax specific financial transactions, tax law changes or other matters that fall within the definition of tax specific key items. See Table 7 for additional information.

Ashland Global Holdings Inc. and Consolidated Subsidiaries RECONCILIATION OF CERTAIN NON-GAAP DATA (In millions - preliminary and unaudited)	Table 6

	Three months ended
	December 31
Free cash flows	2021	2020
Total cash flows provided by operating activities from continuing operations	14	$81
Adjustments:
Additions to property, plant and equipment	(15)	(30)
Free cash flows	(1)	51
Cash (inflows) outflows from U.S. Accounts Receivable Sales Program (a)	10	-
Restructuring-related payments (b)	4	14
Environmental and related litigation payments (c)	13	9
Ongoing free cash flow	$26	$74

Adjusted EBITDA (d)	$106	$101

Ongoing free cash flow conversion (e)	25%	73%

(a)
Represents activity associated with the U.S. Accounts Receivable Sales Program impacting each period presented.
(b)
Restructuring payments incurred during each period presented.
(c)
Represents cash outflows associated with environmental and related litigation payments which will be reimbursed by the Environmental trust.
(d)
See Adjusted EBITDA reconciliation.
(e)
Ongoing free cash flow divided by Adjusted EBITDA.

	Three months ended
	December 31
Adjusted operating income	2021	2020
Operating income (loss) (as reported)	$42	$17
Key items, before tax:
Restructuring, separation and other costs	1	12
Environmental reserve adjustments	3	4
Capital project impairment	-	9
Adjusted operating income (non-GAAP)	$46	$42

Ashland Global Holdings Inc. and Consolidated Subsidiaries	Table 7

RECONCILIATION OF CERTAIN NON-GAAP DATA

(In millions except per share data - preliminary and unaudited)

	Three months ended
	December 31
	2021	2020
Income from continuing operations (as reported)	$32	$43
Key items, before tax:
Restructuring, separation and other costs	1	12
Unrealized gain on securities	(4)	(18)
Environmental reserve adjustments	3	4
Net gain on acquisitions and divestitures	-	(14)
Impairments	-	9
Key items, before tax	-	(7)
Tax effect of key items (a)	-	3
Key items, after tax	-	(4)
Tax specific key items:
Restructuring and separation activity	-	(13)
Tax specific key items (b)	-	(13)
Total key items	-	(17)
Adjusted income from continuing operations (non-GAAP)	$32	$26
Amortization expense adjustment (net of tax) (c)	19	17
Adjusted income from continuing operations (non-GAAP) excluding intangibles amortization expense	$51	$43

(a)
Represents the tax effect of the key items that are previously identified above.
(b)
Represents key items resulting from tax specific financial transactions, tax law changes or other matters that fall within the definition of tax specific key items. These tax specific key items included the following:
-
Restructuring and separation activity: Includes the impact from company-wide restructuring activities. These adjustments related to various tax impacts including state tax costs, foreign tax costs and other tax account adjustments.
(c)
Amortization expense adjustment (net of tax) tax rates were 20% and 21% for the three months ended December 31, 2021 and 2020, respectively.

Ashland Global Holdings Inc. and Consolidated Subsidiaries	Table 7 (Continued)

RECONCILIATION OF CERTAIN NON-GAAP DATA

(In millions except per share data - preliminary and unaudited)

	Three months ended
	December 31
	2021	2020
Diluted EPS from continuing operations (as reported)	$0.55	$0.70
Key items, before tax:
Restructuring, separation and other costs	0.02	0.18
Unrealized gain on securities	(0.07)	(0.29)
Environmental reserve adjustments	0.05	0.06
Net gain on acquisitions and divestitures	-	(0.23)
Impairments	-	0.16
Key items, before tax	-	(0.12)
Tax effect of key items (a)	-	0.05
Key items, after tax	-	(0.07)
Tax specific key items:
Restructuring and separation activity	-	(0.22)
Tax specific key items (b)	-	(0.22)
Total key items	-	(0.29)
Adjusted diluted EPS from continuing operations (non-GAAP)	$0.55	$0.41
Amortization expense adjustment (net of tax) (c)	0.33	0.28
Adjusted diluted EPS from continuing operations (non-GAAP) excluding intangibles amortization expense	$0.88	$0.69

(a)
Represents the tax effect of the key items that are previously identified above.
(b)
Represents key items resulting from tax specific financial transactions, tax law changes or other matters that fall within the definition of tax specific key items. These tax specific key items included the following:
-
Restructuring and separation activity: Includes the impact from company-wide restructuring activities. These adjustments related to various tax impacts including state tax costs, foreign tax costs and other tax account adjustments.
(c)
Amortization expense adjustment (net of tax) tax rates were 20% and 21% for the three months ended December 31, 2021 and 2020, respectively.